EXHIBIT 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form SB-2 (333-135478), filed with the SEC (the "Registration Statement") of Technest Holdings, Inc. and subsidiaries, of our report dated March 28, 2005, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
New York, New York
March 16, 2007